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                              ADVANTUS SERIES FUND, INC.
                                  POWER OF ATTORNEY
                            TO SIGN REGISTRATION STATEMENT



      The undersigned, Directors of Advantus Series Fund, Inc. (the "Fund"), appoint Robert E. Hunstad and Donald F. Gruber, and each of them individually, as attorney-in-fact for the purpose of signing in their names and on their behalf as Directors of the Fund and filing with the Securities and Exchange Commission Registration Statements on Form N-1A, or any amendments thereto, for the purpose of registering shares of Common Stock of the Portfolios of the Fund for sale by the Fund and to register the Fund under the Investment Company Act of 1940.



Dated:  January 14, 1998                     /s/ Charles E. Arner
                                             -------------------------------
                                                     Charles E. Arner


                                             /s/ Ellen S. Berscheid
                                             -------------------------------
                                                     Ellen S. Berscheid


                                             /s/ Ralph D. Ebbott
                                             -------------------------------
                                                     Ralph D. Ebbott


                                             /s/ Frederick P. Feuerherm
                                             -------------------------------
                                                     Frederick P. Feuerherm


                                             /s/ Robert E. Hunstad
                                             -------------------------------
                                                     Robert E. Hunstad